Exhibit 99.2

Reverb Holdings, Inc.

Condensed Consolidated Financial Statements

For the six months ended June 30, 2019 and 2018

Reverb Holdings, Inc. and Subsidiaries

Index

June 30, 2019 and 2018

Reverb Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2019 and December 31, 2018 (unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$10,372,776	$3,633,855
Restricted cash for the benefit of seller accounts	2,928,250	1,860,561
Accounts receivable, net of allowance of doubtful accounts of $137,702 at June 30, 2019 and $123,218 at December 31, 2018	1,720,174	1,689,995
Funds receivable for the benefit of seller accounts	4,314,315	4,262,156
Inventory	410,795	740,353
Prepaid expenses	694,815	660,233
Other current assets	213,805	293,551

Total current assets	20,654,930	13,140,704

Noncurrent assets
Property and equipment, net	1,604,361	1,944,332
Capitalized software development, net	4,802,750	4,824,498
Intangible assets	182,981	199,476
Promissory note receivable from CME	—	1,848,000
Marketable securities	1,006,965	994,471
Other assets	136,228	135,519

Total noncurrent assets	7,733,285	9,946,296

Total assets	$28,388,215	$23,087,000

Liabilities, mezzanine equity and shareholders’ deficit
Current liabilities
Accounts payable	$1,184,371	$1,466,873
Accrued expenses	1,093,996	784,932
Other current liabilities	669,093	157,162
Funds payable to sellers	7,242,565	6,122,716
Current portion of term loan	623,179	—

Total current liabilities	10,813,204	8,531,683
Noncurrent liabilities
Term loan, net of current portion	4,309,066	—
Deferred rent	787,445	856,488

Total liabilities	15,909,715	9,388,171

Mezzanine equity
Series A-1 redeemable preferred stock, $0.0001 par value; issued and outstanding 2,102,848 shares	2,102,848	2,102,848
Series A-2 redeemable preferred stock, $0.0001 par value; issued and outstanding 1,387,797 shares	4,163,391	4,163,391
Series B redeemable preferred stock, $0.0001 par value; issued and outstanding 3,691,764 shares	28,778,622	28,214,327
Series B-2 redeemable preferred stock, $0.0001 par value; issued and outstanding 1,409,765 shares	16,144,100	15,823,578

Total mezzanine equtiy	51,188,961	50,304,144

Shareholders’ deficit
Class A common stock, $0.0001 par value; issued and outstanding 10,000,000 shares	1,000	1,000
Class B common stock, $0.0001 par value; issued and outstanding 698,391 shares at June 30, 2019 and 622,380 shares at December 31, 2018	71	63
Additional paid in capital	2,013,894	1,468,073
Accumulated deficit	(40,705,626)	(38,061,602)
Accumulated other comprehensive loss	(19,800)	(12,849)

Total shareholders’ deficit	(38,710,461)	(36,605,315)

Total liabilities, mezzanine equity and shareholders’ deficit	$28,388,215	$23,087,000

The accompanying notes are an integral part of the condensed consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

	2019	2018
Net revenues	$23,090,074	$16,835,086

Operating expenses
Cost of goods and services, excluding depreciation and amortization shown below	8,877,260	7,178,401
Advertising and marketing	4,861,462	6,025,357
Compensation	6,065,748	5,340,217
Depreciation and amortization	1,948,830	1,529,823
General and administrative	3,119,175	1,514,868

Total operating expenses	24,872,475	21,588,666

Loss from operations	(1,782,401)	(4,753,580)
Interest expense	(80,207)	—
Other income	106,463	100,958

Loss from operations before taxes	(1,756,145)	(4,652,622)
Income tax expense	3,062	—

Net loss	$(1,759,207)	$(4,652,622)

The accompanying notes are an integral part of the condensed consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

	2019	2018
Net loss	$(1,759,207)	$(4,652,622)

Other comprehensive income (loss)
Cumulative foreign currency translation adjustment	(6,951)	8,571
Unrealized gain on marketable securities	—	697

Total other comprehensive (loss) income	(6,951)	9,268

Comprehensive loss	$(1,766,158)	$(4,643,354)

The accompanying notes are an integral part of the condensed consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Shareholders’ Deficit

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

							Accumulated
	Common Stock				Additional		Other
	Class A		Class B		Paid in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Total
December 31, 2018	10,000,000	$1,000	622,380	$63	$1,468,073	$(38,061,602)	$(12,849)	$(36,605,315)
Net loss						(1,759,207)		(1,759,207)
Other comprehensive loss							(6,951)	(6,951)
Exercise of stock options			76,011	8	282,151			282,159
Accretion to redemption value of prefered stock						(884,817)		(884,817)
Issuance of warrants					54,401			54,401
Share-based compensation					209,269			209,269

June 30, 2019	10,000,000	$1,000	698,391	$71	$2,013,894	$(40,705,626)	$(19,800)	$(38,710,461)

December 31, 2017	10,000,000	$1,000	975,643	$98	$988,141	$(25,088,090)	$49,062	$(24,049,789)
Net loss						(4,652,622)		(4,652,622)
Other comprehensive loss							9,268	9,268
Redemption and retirement of common stock			(440,000)	(44)		(1,372,756)		(1,372,800)
Exercise of stock options			61,891	6	161,555			161,561
Accretion to redemption value of prefered stock						(850,785)		(850,785)
Share-based compensation					126,478			126,478

June 30, 2018	10,000,000	$1,000	597,534	$60	$1,276,174	$(31,964,253)	$58,330	$(30,628,689)

The accompanying notes are an integral part of the condensed consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018 (unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net Loss	$(1,759,207)	$(4,652,622)
Depreciation and amortization	1,948,830	1,529,823
Share-based compensation	185,636	103,213
Changes in assets and liabilities
Accounts receivable	(30,179)	(262,482)
Funds receivable for the benefit of sellers	(52,159)	17,354
Inventory	329,558	(49,756)
Prepaid expenses	(34,582)	192,397
Other current assets	79,746	(178,620)
Accounts payable	(282,502)	60,077
Funds payable to sellers	1,119,849	(653,501)
Accrued expenses and other current liabilities	309,064	(435,909)
Other assets	(709)	(27,739)
Other liabilities	442,888	292,309

Net cash provided by (used in) operating activities	2,256,233	(4,065,456)

Cash flows from investing activities
Purchases of marketable securities	(12,494)	(2,622,561)
Sales of marketable securities	—	1,000,000
Purchase of property and equipment	(65,976)	(1,388,761)
Collection of CME note	1,848,000	—
Capitalized software development and other intangibles	(1,478,639)	(1,703,243)
Capitalized website costs and other intangibles	(2,372)	(60,641)

Net cash provided by (used in) investing activities	288,519	(4,775,206)

Cash flows from financing activities
Proceeds from long term debt	4,945,599	—
Payment of debt issuance costs	(13,355)	—
Proceeds from issuance of warrants	54,401	—
Proceeds from exercise of stock options	282,159	161,561
Redemption of shares	—	(1,372,800)

Net cash provided by (used in) financing activities	5,268,804	(1,211,239)
Effect of exchange rate changes	(6,946)	(3,048)

Net increase (decrease) in cash	7,806,610	(10,054,949)
Cash and restricted cash for the benefit of seller accounts
Beginning of period	5,494,416	14,980,739

End of the period	$13,301,026	$4,925,790

Supplemental cash flow disclosures
Cash paid for income taxes	$3,062	—
Cash paid for interest	52,951	—
Supplemental noncash disclosures
Stock-based compensation included in capitalized software development	$23,633	$23,265
Purchase of property and equipment in accounts payable	3,534	204,960

The accompanying notes are an integral part of the condensed consolidated financial statements.

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

1.	Nature of Business

Since 2013 Reverb.com, LLC (“Reverb.com“) has become the premier digital marketplace for buyers and sellers of new, used and vintage musical instruments and vinyl records. Reverb.com is a wholly owned subsidiary of Reverb Holdings, Inc. (the “Company” or “Reverb”).

In addition to Reverb.com, the Company’s wholly owned subsidiaries include Reverb Flippers, LLC (“Flippers”), an online storefront, and Reverb B.V. (“B.V.”), a Dutch entity formed to replicate Reverb’s activity in international markets. In January 2017, Reverb Resellers B.V. (“Resellers B.V.”), an online storefront in Europe was also formed and in November 2018, Reverb Japan (G.K.), a Japanese entity was established to grow Reverb’s presence in Japan. Reverb.com, Flippers, B.V., Resellers B.V. and Reverb Japan are hereinafter collectively referred to as the “Subsidiaries.”

2.	Basis of Presentation and Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The preparation of the Company’s consolidated financial statements conforms with and adheres to accounting principles generally accepted in the United States of America (“GAAP”).

Unaudited Interim Financial Information

The accompanying Condensed Consolidated Balance Sheets as of June 30, 2019, the Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2019 and 2018, the Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and 2018 and the Condensed Consolidated Statements of Shareholders’ Deficit for the six months ended June 30, 2019 and 2018 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual Consolidated Financial Statements except for new accounting standards adopted as of January 1, 2019 as disclosed below, and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of June 30, 2019 and 2018, results of operations for the six months ended June 30, 2019 and 2018 and cash flows for the six months ended June 30, 2019 and 2018. The results for these interim periods are not necessarily indicative of the results to be anticipated for the full annual period or any future period. The Condensed Consolidated Balance Sheet at December 31, 2018 has been derived from the Company’s audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The unaudited interim financial statements should be read in conjunction with the Company’s annual financial statements.

During the first quarter of 2019, the Company adopted the accounting principles outlined within ASU 2014-09 — Revenue from Contracts with Customers, as described below. There have been no other changes in the Company’s significant accounting policies from those that were disclosed in the Company’s annual financial statements.

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to estimates and assumptions include income taxes and capitalized software costs. The Company evaluates its estimates and judgments on an ongoing basis and revises them as necessary. Actual results may differ from the original or revised estimates.

Cash and Cash Equivalents and Restricted Cash

The Company considers all marketable securities with an original maturity of three months or less at time of purchase to be cash equivalents. The Company considers cash collected on behalf of Reverb Sellers for items sold on the site as well as from the sale of gift cards to be restricted and not available for other general purposes. For cash flow purposes, the Company includes restricted cash as a cash and cash equivalent, which is summarized as follows at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$10,372,776	$3,633,855
Restricted cash for the benefit of seller accounts	2,928,250	1,860,561

Cash and cash equivalents for the statement of cash flow purposes	$13,301,026	$5,494,416

Income Taxes

The Company provides for income taxes on an interim basis using its estimated annual effective tax rate adjusted for discrete items as they occur. It has continued to generate taxable losses and therefore has recorded a valuation allowance through June 30, 2019 for the value of its net deferred income tax assets.

The Company has evaluated the available evidence supporting the realization of its deferred tax assets, including the amount and timing of future taxable income, and has determined that it is more likely than not that its net deferred tax assets will not be realized in the U.S. Due to uncertainties surrounding the realization of the deferred tax assets, the Company maintains a full valuation allowance against its net deferred tax assets. When the Company determines that it will be able to realize some portion or all of its deferred tax assets, an adjustment to its valuation allowance on its deferred tax assets would have the effect of increasing net income in the period such determination is made.

As of June 30, 2019 and 2018 and December 31, 2018, the Company does not have any accrued interest or penalties related to uncertain tax positions. The Company’s policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. The Company is subject to U.S. federal tax authority and U.S. state tax authority examinations for all years with respect to net operating loss and credit carryforwards.

Revenue Recognition

The Company provides an online platform for musicians to buy, sell, and learn about new, used, and vintage music gear, and is made up of buyers and sellers from around the world. The Company’s revenue is generated from seller services provided to Reverb’s customers and from the sale of merchandise and digital media. The Company’s agreements with its customers include its

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

Terms of Use and Payment for Services arrangements. The provisions of these arrangements specify services to be provided and fees related to the Company’s performance obligations. Revenues are recognized when the Company transfers control of promised goods (for Company merchandise sold to buyers) or at the time services to sellers or buyers have been completed, except for shipping protection revenue which is recognized over the time the services are provided, in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services. The Company evaluates whether it is appropriate to recognize revenue on a gross or net basis based upon its evaluation of whether the Company obtains control of the specified goods or services by considering if it is primarily responsible for fulfillment of the promise, has inventory risk and has the latitude in establishing pricing and selecting suppliers, among other factors. Based on its evaluation of these factors, revenue is recorded gross for all transactions except for shipping label revenue, which is recorded on a net basis. Sales and usage-based taxes are excluded from revenues. See Note 3 for further discussion.

For most transactions, buyers use a credit card to pay for the merchandise or service, when the order is placed. For these transactions, the Company collects the total amount due on the order, retains its fees due from the seller, and remits the net proceeds to the seller. As a result, the Company does not bill in advance of recognizing revenue and therefore no deferred revenue exists. In addition, there are no contract assets recorded in connection with revenue transactions.

Recently Adopted Accounting Pronouncements

ASU 2014-09 Revenue from Contracts with Customers

In May 2014, the FASB issued a new standard on revenue recognition. The new standard redefines revenue recognition around the instance of transfer of control, rather than the transfer of risks and rewards, and also provides recognition guidance in instances of variable consideration, licenses and contract costs. This new standard is effective for annual reporting periods beginning after December 15, 2018 for nonpublic entities, with early adoption permitted subject to certain limitations. The Company adopted this standard on January 1, 2019 using the modified retrospective method upon transition and has not elected any practical expedients. Adoption of this standard did not have a material effect on its financial condition, results from operations or cash flows.

ASU 2016-08 Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net)

In March 2016, the FASB issued a new standard on revenue recognition. The new standard clarifies how an entity should identify the unit of accounting for principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The amendments reframe the indicators to focus on evidence that an entity is acting as a principal rather than as an agent. If an entity is found to be an agent, it must recognize revenue on a net basis, otherwise gross revenue recognition is permitted. The revised standard is effective for fiscal years beginning after December 15, 2018, concurrent with adoption of ASU 2014-09. The Company’s adoption of this standard on January 1, 2019 did not have any effect on its financial condition, results from operations or cash flows.

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

Recently Issued Accounting Pronouncements

ASU 2016-02 Leases

In February 2016, the FASB issued a new standard increasing transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The revised standard is effective for the Company for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. Early adoption of the standard is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its financial condition, results from operations or cash flows.

ASU 2016-13

In January 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13 —Financial Instruments—Credit Losses, and additional changes, modifications, clarifications, or interpretations related to this guidance thereafter, which require a reporting entity to estimate credit losses on certain types of financial instruments, and present assets held at amortized cost and available-for-sale debt securities at the amount expected to be collected. The new guidance is effective for annual and interim periods beginning after December 15, 2019, and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial condition, results from operations and cash flows.

ASU 2018-15

In August 2018, the FASB issued ASU 2018-15 —Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The new guidance is effective for annual and interim periods beginning after December 15, 2019, and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial condition, results from operations and cash flows.

3.	Revenue

The following table summarizes revenue by type of service for the six months ended June 30, 2019 and 2018:

	2019	2018
Type of service and product
Seller statement	$10,865,075	$8,595,145
Reverb Payment	6,958,365	5,199,166
Merchandise, pedal, vinyl records and digital	745,823	990,205
Bump	2,514,248	884,368
Shipping label, net	647,325	543,130
Shipping protection	1,354,904	687,825
Other	4,335	(64,754)

	$23,090,074	$16,835,086

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

The Company provides the following types of services and goods:

Seller Fee Revenue

Seller fee revenue is comprised of a 3.5% transaction fee that a Reverb seller pays to the Company for each completed sale on Reverb.com, inclusive of shipping fees charged. It is recognized at the time the transaction occurs on Reverb.com.

Reverb Payments Revenue

Reverb Payments revenue consists of fees a Reverb seller pays the Company to process payments for a sale directly from the payment from a buyer on Reverb.com to the seller’s bank account. Reverb Payments fees vary between 2.5% - 2.7% of the total sale amount plus a flat fee per sale. Revenue from Reverb Payments is recognized at the time the transaction occurs on Reverb.com.

Merchandise, Pedal, Vinyl Records, and Digital Revenue

Revenue from the sale of Reverb.com merchandise, pedal, vinyl records and digital plug-in items are recognized when control is transferred, generally upon delivery.

Reverb Bump Advertising Revenue

Reverb bump listings gives a Reverb seller the ability to increase the exposure of their listing through priority exposure, increasing its effectiveness and therefore likelihood of sale. Sellers have the ability to determine their own ad rate as a percentage of their item’s final sale price. Bump advertising is recognized at the time the item is sold.

Shipping Label Revenue

Revenue from shipping labels consists of fees a Reverb user pays the Company when they purchase shipping labels through Reverb.com. The Company provides its users access to purchase shipping labels from United Parcel Service, United States Postal Service, and other carriers and recognizes Shipping Label revenue on a net basis as it is not the principal in this transaction. The Company recognizes shipping label revenue on the date when the Reverb user purchases a shipping label.

Shipping Protection Revenue

Revenue from shipping protection revenue consists of fees a seller pays the Company in connection with a shipping label purchase, Sellers can purchase protection for shipment, which is generally 1% - 2% of the transaction price, depending on the category of the item shipped. Reverb users purchase shipping protection together with a shipping label on the date of the transaction. Reverb bears the risk of inventory when sellers purchase Reverb shipping protection. Revenue is recognized over the time the promised service is provided.

Other Revenue

Other revenue includes dealer promotion fees, supplier advertising income and apps. Revenue from these areas is recognized when the services are provided.

4.	Liquidity

The Company generated net losses in the years ended December 31, 2018, 2017 and 2016 totaling $24,459,748 as it has executed on its business strategy to expand the usage of its digital music exchange to sell musical instruments and service offerings. At December 31, 2018, the Company had $3,633,855 in unrestricted cash on hand. As a result of these matters, uncertainty about the Company’s ability to continue as going concern were present as of December 31, 2018. Management has taken actions to assess the Company’s strategic direction, including its liquidity and beginning in the fourth quarter of 2018, management developed a plan to operate

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

profitably which included improvements in marketing efficiencies, increases in revenue per transaction and reductions in other expenditures. To provide further liquidity, the Company entered into a $5,000,000 Loan Agreement with Silicon Valley Bank on January 11, 2019 (Note 6), from which it drew the entire amount on April 1, 2019. In addition, the Company also collected the entire $1,848,000 promissory note balance outstanding at December 31, 2018 with the Chicago Music Exchange (“CME”) during the six months ended June 30, 2019. While the Company had a net loss of $1,759,207 for the six months ended June 30, 2019, as a result of these actions, it has generated net cash from operating and investing activities totaling $2,544,752 in the six months ended June 30, 2019 and as of June 30, 2019, the Company had $10,372,776 in unrestricted cash on hand. Management believes that these actions and the continued execution of its strategy will provide sufficient liquidity for the Company to operate in the normal course of business and continue as a going concern through September 30, 2020. The financial statements have been prepared assuming the entity will continue as a going concern.

5.	Fair Value Measurements

The Company has characterized its investments in marketable securities, based on the priority of the inputs used to value the investments, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1), and lowest priority to unobservable inputs (Level 3). If the inputs used to measure the investments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the investment. Investments recorded in the accompanying consolidated balance sheets are categorized based on the inputs to valuation techniques as follows:

Level 1	Quoted prices for identical assets in active markets that the Company has the ability to access.

Level 2	Inputs other than Level 1 that are based on quoted market prices in markets that are not active or model derived valuations in which all significant inputs are observable in active markets.

Level 3	Inputs that are derived from techniques in which one or more significant inputs are unobservable.

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of June 30, 2019 and December 31, 2018.

	June 30, 2019
	Level 1	Level 2	Level 3	Total
Non-current marketable securities Certificate of deposit	$1,006,965	—	$—	$1,006,965

	December 31, 2018
	Level 1	Level 2	Level 3	Total
Non-current marketable securities Certificate of deposit	$994,471	$—	$—	$994,471

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

Level 1 instrument consists of a certificate of deposit, issued by major financial institution valued based on inputs including quotes from broker-dealers or recently executed transactions in the same or similar securities.

6.	Debt

On January 11, 2019, the Company and Reverb.com entered into a Loan and Security Agreement (“the Loan Agreement”) with Silicon Valley Bank. The Loan Agreement provides the Company with a $5,000,000 three-year term loan facility with interest only payments for the first year and monthly principal payments of $208,333 starting in April 1, 2020 through maturity. On April 1, 2019, the Company borrowed the entire $5,000,000 under the Term Loan Agreement. The term loan matures on January 11, 2022 and bears interest payable monthly at a floating per annum rate equal to the greater of (i) three-quarters of one percent (0.75%) above the Prime Rate and (ii) six percent (6.00%). At and for the six-months ended June 30, 2019, the Company’s effective interest rate was 6.25%. The Loan Agreement contains no financial covenants and borrowings are collateralized by substantially all of the Company’s assets.

In connection with the Loan Agreement, the Company also issued Silicon Valley Bank warrants to purchase 27,475 shares of Class B common stock, $0.0001 par value per share, at an exercise price of $4.21 per share. The fair value of the warrants totaling $54,401, have been recorded as debt discount and is being amortized to interest expense using the effective interest method.

7.	Redeemable Preferred Stock

The Company’s Preferred Stock is subject to a redemption provision and are accounted for in accordance with ASC 480, Distinguishing Liabilities from Equity. ASC 480 requires redeemable securities that are not liabilities are to be reported in mezzanine equity on the balance sheet and for those redeemable securities with a stated redemption date, to also be accreted to their redemption value over the period from issuance to redemption date. Therefore, the Company has presented all of its Preferred Stock as mezzanine equity and since its Series B and B-2 Preferred Stock are also redeemable at a stated redemption date, their carrying value is being accreted to their redemption values over the period from issuance to redemption date in the accompanying financial statements. Accretion of $884,817 and $850,785 was recorded during the six months ended June 30, 2019 and 2018, respectively.

8.	Related Party Transactions

Chicago Music Exchange, LLC (“CME”) is a related party that is controlled by the largest owner and Chief Executive Officer of the Company. CME is a musical retailer who uses the Company’s platform as one method of buying and selling instruments. The Company’s net revenues from CME was $829,398 and $757,339 during the six months ended June 30, 2019 and 2018, respectively. The Company has accounts receivable from CME of $0 and $8,143 as of June 30, 2019 and December 31, 2018, respectively, related to the sales of musical instruments. The Company has accounts payable to CME of $63,931 as of June 30, 2019 and $59,867 as of December 31, 2018.

The Company had a promissory note with CME with a balance of $1,848,000 at December 31, 2018. The Company collected the entire promissory note during the six months ended June 30, 2019. The Company earned interest income on the promissory note of $29,274 and $25,000 during the six months ended June 30, 2019 and 2018, respectively.

Reverb Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

June 30, 2019 and 2018 (unaudited)

9.	Subsequent Events

On July 21, the Company entered into an agreement to be acquired by Etsy, Inc., a global marketplace for unique and creative goods.

Management has evaluated all known subsequent events through August 10, 2019, the date the accompanying condensed consolidated financial statements were available to be issued.